                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                                ASTROPOWER, INC.
             (Exact name of registrant as specified in its charter)



     Delaware                                           51-0315869
(State of Incorporation                              ( I.R.S. Employer
 or organization)                                    Identification No.)


     Solar Park
     Newark, Delaware                                   19716-2000
(Address of principal executive                         (Zip Code)
     offices)



Securities to be registered pursuant to Section 12 (g) of the Act:


                         Common Stock, par value  $  .01 per share
             --------------------------------------------------------------
                                        (Title of class)


             --------------------------------------------------------------
                                        (Title of class)
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ITEM 1.   Description of Registrant's Securities to be Registered


          A description of the Securities to be registered hereunder are
incorporated by     reference to Registrant's Registration Statement on Form S-1
(No. 333-42591) filed     on December 18, 1997.


ITEM 2.   Exhibits

          1. Specimens or copies of each security to be registered hereunder, and

          2. Copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders;

          are incorporated by reference to Registrant's Registration Statement on Form S-1 (No. 333-42591) filed on December 18, 1997.



Signature


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    AstroPower, Inc.
                                    January 23, 1998



                              By        /S/ Thomas J. Stiner
                                    --------------------------------
                                      /S/ Thomas J. Stiner
                                      Vice President and Chief
                                         Financial Officer